Exhibit 10.1

MARK A. SMITH EXECUTIVE CHAIRMAN AND CEO

December 14, 2020

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite115
Centennial, CO 80112

Attention: John F. Ashburn Jr., Vice President & General Counsel

Dear Sirs/Mesdames:

Re:	6th Amending Agreement - Loan Agreement between NioCorp Developments Ltd. and Mark Smith

Pursuant to a loan agreement between NioCorp Developments Ltd. (the "Borrower") and Mark Smith (the "Lender") dated June 17th, 2015 and as amended July 13th, 2016, March 20th, 2017, April 6th 2018, May 31st, 2019 and June 10th, 2020 (the "Loan Agreement"), the Lender advanced a loan to the Borrower on the terms and conditions set out therein.

The Borrower and the Lender wish to amend the Loan Agreement in the manner set forth herein.

INTERPRETATION

All words and expressions defined in the Loan Agreement have the same meaning when used herein. Reference to the Loan Agreement includes amendments thereto from time to time, including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Loan Agreement, unless otherwise expressly stated. Clause headings are for reference only.

EFFECTIVE DATE

The provisions of the Loan Agreement are amended as set out in this amending agreement effective as of the date of acceptance by Borrower below.

AMENDMENTS

Section 1.1(h) of the Loan Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(h):

TSX : NB            OTCQX : NIOBF           FSE : BR3

7000 SOUTH YOSEMITE STREET, SUITE 115, CENTENNIAL, CO 80112

TEL: 720.639.4647     www.NioCorp.com

“Term” means a period commencing on the Effective Date, being the date the Lender advanced the Principal to the Borrower, and expiring on December 15, 2021.

MISCELLANEOUS

With the exception of the foregoing amendments, the Loan Agreement and general security agreement executed in connection therewith continue in full force and effect unamended.

This amending agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or as a pdf attachment to an e-mail) shall constitute an original, but all such counterparts when taken together shall constitute one and the same instrument.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

MARK A. SMITH

/s/ Mark. A. Smith

Accepted by Borrower as of the 14th day of December, 2020.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ John F. Ashburn
Name: John F. Ashburn Jr.
Title: Vice President & General Counsel

TSX : NB            OTCQX : NIOBF           FSE : BR3

7000 SOUTH YOSEMITE STREET, SUITE 115, CENTENNIAL, CO 80112

TEL: 720.639.4647     www.NioCorp.com